Exhibit 99.1

CB&I Reports First Quarter 2009 Results

THE WOODLANDS, Texas--(BUSINESS WIRE)--April 28, 2009--CB&I (NYSE:CBI) today reported net income of $48.8 million, or $0.51 per diluted share, for the first quarter of 2009, up 16% compared with net income of $42.2 million, or $0.43 per diluted share, in the first quarter of 2008. New awards totaled $610.8 million in the quarter bringing CB&I’s total backlog to $4.9 billion as of March 31. Revenue for the quarter was $1.3 billion compared with first quarter 2008 revenue of $1.4 billion.

“We are pleased with first quarter results and are increasingly encouraged by the overall activity in the global energy infrastructure markets we serve,” said Philip K. Asherman, President and CEO. “CB&I’s business model capitalizes on the need for a broad range of technologies, project types and sizes in this extremely diversified global energy market. With major new projects being developed throughout the world, we are well-positioned to take advantage of what we believe is a growing momentum for technology, steel plate storage facilities, and engineering services, particularly in international markets.”

CB&I will host a webcast, including a slide presentation, at 4:00 p.m. CDT (5:00 p.m. EDT) April 28 to discuss financial and operating results, and answer questions from investors. The webcast is available at www.CBI.com.

About CB&I

CB&I combines proven process technology with global capabilities in engineering, procurement and construction to deliver comprehensive solutions to customers in the energy and natural resource industries. With more than 70 proprietary licensed technologies and 1,500 patents and patent applications, CB&I is uniquely positioned to take projects from conceptual design, through technology licensing, engineering and construction and final commissioning. Drawing upon the global expertise and local knowledge of approximately 18,000 employees in more than 80 locations, CB&I safely and reliably executes projects worldwide. For more information visit www.CBI.com. If you would like to be added to CB&I’s news release email distribution list, visit www.cbi.com/ir/email_alerts.htm.

This release contains “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involves known and unknown risks and uncertainties. The forward-looking statements may include, but are not limited to, (and you should read carefully) any statements containing the words “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar expressions or the negative of any of these terms. Any statements in this release that are not based on historical fact are forward-looking statements and represent the Company's best judgment as to what may occur in the future. Although the Company believes the expectations reflected in its forward-looking statements are reasonable, the Company cannot guarantee future outcome, performance or results, which are subject to risks, uncertainties and assumptions, and may differ materially from those expressed or implied by any forward-looking statements. A variety of factors may cause the Company’s actual results, performance or achievements or business conditions to be materially different from those expressed or implied by any forward-looking statements and the following are some, but not all, of the factors that might cause or contribute to such differences: the impact of the current, and the potential worsening of, turmoil in worldwide financial and economic markets or current weakness in the credit markets on the Company, its backlog and prospects and clients, or any aspect of its credit facilities including compliance with lending covenants; the Company's ability to realize cost savings from its expected execution performance of contracts; the uncertain timing and the funding of new contract awards, and project cancellations and operating risks; cost overruns on fixed price or similar contracts whether as the result of improper estimates or otherwise; risks associated with labor productivity; risks associated with percentage-of-completion accounting; the Company's ability to settle or negotiate unapproved change orders and claims; changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; adverse impacts from weather affecting the Company's performance and timeliness of completion, which could lead to increased costs and affect the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; increased competition; fluctuating revenue resulting from a number of factors, including a decline in energy prices and the cyclical nature of the individual markets in which the Company's customers operate; lower than expected activity in the hydrocarbon industry, demand from which is the largest component of the Company's revenue; lower than expected growth in the Company's primary end markets, including but not limited to LNG and energy processes; risks inherent in acquisitions and the Company's ability to obtain financing for proposed acquisitions; the Company's ability to integrate and successfully operate acquired businesses and the risks associated with those businesses; the weakening, non-competitiveness, unavailability of, or lack of demand for, our intellectual property rights; failure to keep pace with technological changes; failure of our patents or licensed technologies to perform as expected or to remain competitive, current, in demand, profitable or enforceable; adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, and the potential effect of such claims or litigation on the Company's business, financial condition and results of operations; lack of necessary liquidity to finance expenditures prior to the receipt of payment for the performance of contracts and to provide bid, performance, advance payment and retention bonds and letters of credit securing the Company's obligations under its bids and contracts; proposed and actual revisions to U.S. and non-U.S. tax laws, and interpretation of said laws, Dutch tax treaties with foreign countries, and U.S. tax treaties with non-U.S. countries (including, but not limited to The Netherlands), which would seek to increase income taxes payable; political and economic conditions including, but not limited to, war, conflict or civil or economic unrest in countries in which the Company operates; and a downturn, disruption or stagnation in the economy in general. Additional factors which could cause actual results, performance, achievements, or business conditions to differ materially from those expressed or implied by any forward-looking statements are described under "Risk Factors" as set forth in the Company's Form 10-K filed with the SEC for the year ended Dec. 31, 2008. The Company is not obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements.

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months
	Ended March 31,
	2009	2008

Revenue	$1,295,932	$1,439,424

Cost of revenue	1,151,775	1,313,401

Gross profit	144,157	126,023
% of Revenue	11.1%	8.8%
Selling and administrative expenses	59,231	63,939
% of Revenue	4.6%	4.4%
Intangibles amortization	5,607	5,893
Other operating expense (income), net	5,902	(95)
Equity earnings	(6,926)	(5,970)

Income from operations	80,343	62,256
% of Revenue	6.2%	4.3%
Interest expense	(5,546)	(4,501)
Interest income	448	3,247

Income before taxes	75,245	61,002

Income tax expense	(25,180)	(17,081)

Income before minority interest	50,065	43,921

Less: Net income attributable to minority interest	(1,253)	(1,748)

Net income	$48,812	$42,173

Net income per share
Basic	$0.52	$0.44
Diluted	$0.51	$0.43

Weighted average shares outstanding
Basic	94,769	96,052
Diluted	95,148	97,070

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
SEGMENT INFORMATION
(in thousands)

	Three Months Ended
	March 31,		March 31,
	2009		2008

		% of		% of
NEW AWARDS*		Total		Total
CB&I Steel Plate Structures	$321,275	53%	$498,994	53%
CB&I Lummus	229,157	37%	209,580	22%
Lummus Technology	60,384	10%	234,411	25%
Total	$610,816		$942,985

		% of		% of
REVENUE		Total		Total
CB&I Steel Plate Structures	$420,239	33%	$451,117	31%
CB&I Lummus	795,433	61%	891,196	62%
Lummus Technology	80,260	6%	97,111	7%
Total	$1,295,932		$1,439,424

		% of		% of
INCOME (LOSS) FROM OPERATIONS		Revenue		Revenue
CB&I Steel Plate Structures	$28,425	6.8%	$49,832	11.0%
CB&I Lummus	34,422	4.3%	(9,809)	(1.1%)
Lummus Technology	17,496	21.8%	22,233	22.9%
Total	$80,343	6.2%	$62,256	4.3%

* New awards represents the value of new project commitments received by the Company during a given period.

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2009	2008
ASSETS

Current assets	$1,175,389	$1,191,115
Equity investments	135,197	130,031
Property and equipment, net	337,477	336,093
Goodwill and other intangibles, net	1,170,732	1,198,674
Other non-current assets	150,294	144,805

Total assets	$2,969,089	$3,000,718

LIABILITIES AND SHAREHOLDERS' EQUITY

Revolver borrowings and notes payable	$62,349	$523
Current maturity of long-term debt	40,000	40,000
Other current liabilities	1,799,709	1,947,602
Long-term debt	120,000	120,000
Other non-current liabilities	326,115	318,740

Shareholders' equity	620,916	573,853

Total liabilities and shareholders' equity	$2,969,089	$3,000,718

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER FINANCIAL DATA
(in thousands)

	Three Months
	Ended March 31,
	2009	2008
CASH FLOWS

Cash flows from operating activities	$(43,834)	$134,819
Cash flows from investing activities	(16,646)	(19,875)
Cash flows from financing activities	63,968	(15,157)

Increase in cash and cash equivalents	3,488	99,787
Cash and cash equivalents, beginning of the year	88,221	305,877
Cash and cash equivalents, end of the period	$91,709	$405,664

OTHER FINANCIAL DATA

Depreciation and amortization expense	$19,663	$19,278
Capital expenditures	$17,237	$20,041

Decrease in receivables, net	$67,248	$107,736
Change in contracts in progress, net	(162,105)	(25,401)
Increase in non-current contract retentions	(384)	(220)
Decrease in accounts payable	(24,575)	(48,680)
Change	$(119,816)	$33,435

Backlog *	$4,895,786	$7,285,839

* Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation.
Backlog may also fluctuate with currency movements.

CONTACT:
CB&I, The Woodlands
Media: Jan Sieving, +1 832 513 1111
or
Analysts: Mark Coscio, +1 832 513 1200